Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-235402) of Broadmark Realty Capital Inc. of our reports dated March 1, 2021, relating to the consolidated financial statements of Broadmark Realty Capital Inc. (the “Company” or “Successor”) as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and the period from November 15, 2019 to December 31, 2019 and the financial statements of the former Broadmark Entities (collectively, the “Predecessor”) for the period from January 1, 2019 to November 14, 2019 and the year ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which appear in Prospectus Supplement No. 2 to the Registration Statement on Form S-11.

/s/ Moss Adams LLP

Everett, Washington

March 1, 2021